CMA MULTI-STATE MUNICIPAL SERIES TRUST

CMA MICHIGAN MUNICIPAL MONEY FUND

SERIES NO. 10

FILE # 811-5011

ATTACHMENT 770

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
8/5/2005	Michigan Municipal Bond Authority 4% 8/18/2006	5,000,000	537,125,000

Bear, Stearns & Co

UBS Financial Services

ABN Amro Financial

Comerica Securities

Lehman Brothers

Loop Capital Markets

Merrill Lynch

Morgan Stanley

NatCity Investments

Ramirez & Co

Fifth Third Securities

Oppenheimer & Co